QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

Independent Auditor's Consent

The Board of Directors
Caremark Rx, Inc:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement (Form S-4).

                      /s/ KPMG LLP

Birmingham, Alabama
September 30, 2003

QuickLinks

Independent Auditor's Consent